Exhibit 10.1

FirsT Amendment to DIRECTOR Agreement

This First Amendment to DIRECTOR Agreement (this “Amendment”) is entered into as of April 12, 2018 by and among Meridian Waste Solutions, Inc., a New York corporation (the “Company”) and ___________________ (the “Director”). The Company and the Director are also each hereinafter referred to individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, the Director serves as a member of the board of directors (the “Board”) of the Company pursant to that certain Director Agreement, dated as of November 1, 2016, between the Parties (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Amendments. The Original Agreement shall be amended as follows:

a.	References to this “Agreement” shall mean the Original Agreement as amended by this Amendment.

b.	Section 3(a) of the Original Agreement is amended and restated in its entirety as follows:

“(a) Cash Stipend. Effective May 1, 2018, the Director shall receive a monthly cash stipend of Three Thousand Dollars ($3,000). In addition, the Director shall receive a cash stipend of $1,000 for every in-person meeting that the Director attends.”

2.	Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal proceeding arising out of or based upon this Agreement shall be instituted in the federal courts or the courts of the state of New York and each party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

3.	Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

IN WITNESS WHEREOF, each of the undersigned hereby (a) executes this Agreement; (b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this Agreement.

MERIDIAN WASTE SOLUTIONS, INC.		DIRECTOR

By:
	Name: Jeffrey Cosman	, an individual
Title: Chief Executive Officer